                                    Exhibit 6

                  Opinion and Consent of Jane Hamrick, Actuary

[LOGO

       The Company You Keep               NEW YORK LIFE INSURANCE COMPANY
                                          51 Madison Avenue, New York, NY  10010
                                          (212) 576-7000

                                          April 15, 1997

New York Life Insurance
  and Annuity Corporation
51 Madison Avenue
New York, NY  10010


         RE:      NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                  VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-II

Ladies and Gentlemen:

         This opinion is furnished in connection with the referenced registration statement filed by New York Life Insurance and Annuity Corporation ("NYLIAC") under the Securities Act of 1933 (the "Registration Statement"). The prospectus included in the Registration Statement on Form S-6 describes flexible premium variable universal life policies (the "Policies"). The forms of Policies were prepared under my direction, and I am familiar with the Registration Statement, as amended, and Exhibits thereto.

         In my opinion, the illustrations of benefits under the Policies included in the Section entitled "Illustrations" in Appendix A of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies. The age selected in the illustrations is representative of the manner in which the Policies operate.

         In addition, I have reviewed the discount rate used in calculating the present value of NYLIAC's future tax deductions resulting from the amortization of its deduction for certain acquisition costs. In my opinion, the DAC tax charge is reasonable in relation to NYLIAC's increased federal tax burden under section 848 resulting from the receipt of premiums; the targeted rate of return used in calculating such charges is reasonable; and the factors taken into account by NYLIAC in determining the targeted rate of return are appropriate.

New York Life Insurance
         and Annuity Corporation
April 15, 1997
Page 2


         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

                                            Very truly yours,

                                            /s/Jane L. Hamrick
                                            --------------------------
                                            Jane L. Hamrick
                                            Vice President and Actuary